SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 24, 2000

___________________

   INDUSTRIAL DISTRIBUTION GROUP, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-13195	58-2299339
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

950 E. Paces Ferry Road Suite 1575 Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (404) 949-2100

                                  Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events.

          On July 24, 2000, Industrial Distribution Group, Inc. ("IDG") repurchased 442,498 shares of its common stock from Douglass C. Smith (a co-founder and former President, Chief Operating Officer, and Director of IDG) and certain of Mr. Smith' family members, at a purchase price of $2.50 per share, for an aggregate purchase price of $1,106,245. The transaction was completed in response to Mr. Smith's unsolicited request for such a repurchase.

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL DISTRIBUTION GROUP, INC.

By:____________________________________
Jack P. Healey
Senior Vice President and
Chief Financial Officer

                                     Dated: July ___, 2000